UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2016

Commission file number: 333-178786-01

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2016, Greenbacker Renewable Energy Company LLC (the “Company”), through an indirect, wholly owned subsidiary, GREC Entity HoldCo LLC (the “Borrower”), entered into a Credit Agreement by and among the Company, Greenbacker Renewable Energy Corporation, the lenders party thereto and Fifth Third Bank, as administrative agent, as Sole Lead Arranger and Sole Lead Bookrunner as well as swap counterparty. The new credit facility consists of an initial term loan of $4,300,000 (the “Facility 1 Term Loan”) as well as a revolving credit facility in the aggregate principal amount of up to $33,250,000 (the “Revolver”), with $15,950,000 immediately available at close, which will convert to an additional term loan facility, based upon the amount outstanding on the conversion date, in July 2017 (the “Facility 2 Term Loan”) (collectively, the “Credit Facility”). Both the Facility 1 Term Loan and the Facility 2 Term Loan mature in July 2021.

The Company will use the net proceeds of borrowings under the Credit Facility to repay amounts outstanding under a previously existing project loan, for investment in additional alternative energy power generation assets, and for other general corporate purposes. Loans made under the Credit Facility bear interest at a rate equal to one-month LIBOR plus 3.5%. Commitment fees on the average daily unused portion of the Revolver are payable at a rate per annum of 0.25%. In addition to the Credit Facility, the Borrower entered into an interest rate swap to hedge the variable rate interest risk on the Facility 1 Term Loan. The fixed swap rate is 1.11%, with an all-in rate of 4.61%.

Interest on the Credit Facility is payable on the last day of each month starting as of August 31, 2016. Principal on the Facility 1 Term Loan is payable at a fixed amount of $23,888.89 on the last day of each month based upon a fifteen-year amortization schedule. The Revolver is interest only for the first twelve months. Thereafter, principal will be due monthly with amortization based upon the weighted average power purchase agreement life remaining on the date of conversion to a term loan. Borrowings under the Credit Facility are secured by the assets, cash, agreements and equity interests in the Borrower and its subsidiaries. The Company and its wholly owned subsidiary, Greenbacker Renewable Energy Corporation, are guarantors of the Borrower’s obligations under the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement evidencing the Credit Facility, which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	CREDIT AGREEMENT among GREC ENTITY HOLDCO LLC, as Borrower, GREENBACKER RENEWABLE ENERGY CORPORATION, as Intermediate Holdco, GREENBACKER RENEWABLE ENERGY COMPANY LLC, as Parent, THE LENDERS NAMED THEREIN, and fifth third bank, as Administrative Agent, dated July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2016	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	CREDIT AGREEMENT among GREC ENTITY HOLDCO LLC, as Borrower, GREENBACKER RENEWABLE ENERGY CORPORATION, as Intermediate Holdco, GREENBACKER RENEWABLE ENERGY COMPANY LLC, as Parent, THE LENDERS NAMED THEREIN, and fifth third bank, as Administrative Agent, dated July 11, 2016.